Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual report of OmniReliant Holdings, Inc. (the “Company”) on Form 10-QSB for the period ending September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher Phillips, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to OmniReliant Holdings, Inc.. and will be retained by OmniReliant Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 14, 2007

By:	/s/ Christopher Phillips
Christopher Phillips
Principal Executive Officer and Principal Financial Officer